Updated October 2022

Exhibit 10.27

AUTOZONE, INC. 2020 OMNIBUS Incentive AWARD Plan

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

AutoZone, Inc., a Nevada corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), an option to purchase the number of shares of the common stock of the Company (“Common Stock”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock Option Agreement and the Plan.

Participant:
Employee ID#:
Grant Date:
Exercise Price per Share:
Total Number of Shares Subject to the Option:
Vesting Commencement Date:
Expiration Date:
Type of Option:
Vesting Schedule:

The shares subject to the Option shall vest and become exercisable in four equal annual installments on the first, second, third, and fourth anniversary of the Vesting Commencement Date, except as otherwise set forth in the Stock Option Agreement or Plan.

Termination	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Stock Option Agreement and the Plan.

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice (collectively, the “Stock Option Governing Terms”).  The Participant has reviewed the Stock Option Governing Terms in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Stock Option Governing Terms.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Stock Option Governing Terms.

AUTOZONE, INC.

______________________________________

______________________________________

PARTICIPANT

_______________________________________

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, AutoZone, Inc., a Nevada corporation (the “Company”), has granted to the Participant an option under the Company’s 2020 Omnibus Incentive Award Plan, as amended from time to time (the “Plan”) to purchase the number of Shares indicated in the Grant Notice (the “Option”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

ARTICLE I.
GENERAL
1.1Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.2Definitions.
(a)“Cause” shall mean the willful engagement by Participant in conduct which is demonstrably or materially injurious to the Company, monetarily or otherwise.  For this purpose, no act or failure to act by the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
(b)“Disability” shall mean a determination by the Company that Participant is “totally disabled,” within its meaning in the Company’s long term disability plan as in effect from time to time.
(c)“Downgrading Event” shall mean any event that results in the Participant’s employment position with the Company (1) changing from a “full time” position to a “part-time” position (whether at the Participant’s request or the Company’s direction), or (2) changing to an Ineligible Position (whether at the Participant’s request or the Company’s direction) that is at least four salary or pay grade levels below such Participant’s employment position at the time such Participant changes his or her employment position with the Company, in all cases as determined by the Administrator in its sole discretion.  Notwithstanding the foregoing, a bona fide leave of absence and a temporary change in a Participant’s position following a bona fide leave of absence (in all cases, approved by the Company in writing) shall not be considered a Downgrading Event.
(d)“Ineligible Position” means an employment position or classification within the Company where Persons who hold such a position or classification generally are ineligible under the Company’s grant policies to receive grants of awards pursuant to the Plan as of the Grant Date.
(e)“Qualified Retirement” shall mean Participant’s Termination of Service (other than by the Company) at or after the date on which the Participant has (i) attained age 55; (ii) completed at least 15 years of service with the Company; (iii) provided at least 12 months prior written notice (or such shorter period as the Administrator may permit) to the Company of Participant’s intent to retire; and (iv) continues to be in compliance with, the Restrictive Covenant.

(f)“Restrictive Covenant” shall mean the following:  AutoZone competes vigorously, but fairly. Participant acknowledges that because of Participant’s skills, Participant’s position with AutoZone, and the customer/vendor relationships and/or confidential information to which Participant shall have access on account of such employment with AutoZone, competition by Participant with AutoZone would damage AutoZone in a manner which could not be adequately compensated by damages or an action at law.  In view of such circumstances, Participant agrees that for a period of three (3) years after Participant’s Termination of Service (the “Non-Compete Term”), Participant shall not, directly or indirectly, own, manage, operate, control, be employed by, consult for, serve on the Board of, participate in or be connected in any manner with the ownership, management, operation or control of any business that derives revenues from the retail, wholesale, or commercial sale, manufacture, or distribution of aftermarket automobile parts and accessories, motor oil or related chemicals in any state, province, territory or foreign country in which AutoZone operates during the Non-Compete Term, including, but not limited to, Advance Auto Parts, Inc., General Parts, Inc. (CARQUEST Auto Parts), Genuine Parts Corporation (NAPA), O’Reilly Automotive, Inc., The Pep Boys – Manny, Moe & Jack, Wal-Mart Stores, Inc., XL Parts, Amazon.com, Inc., SSF Imported Auto Parts LLC, WORLDPAC, Inc., Identifix, Inc., Solera Holdings, Inc., Fisher Auto Parts, Parts Authority, Factory Motor Parts and Auto Parts Warehouse. Other than those companies specifically referenced in this Subsection 4(a), nothing in this subsection shall preclude Participant from accepting employment with a company that derives less than five percent (5%) of its annual gross revenues from the retail, wholesale or commercial sale, manufacture or distribution of aftermarket automobile parts and accessories, motor oil or related chemicals, automotive repair software or automotive diagnostic services, provided that Participant does not provide advice and consultation to such company concerning the retail, wholesale or commercial sale, manufacture or distribution of aftermarket automobile parts and accessories, motor oil or related chemicals, automotive repair software or automotive diagnostic services. Further, Participant agrees that during the Non-Compete Term, Participant shall not, directly or indirectly operate, control, be employed by, consult for, participate in or be connected in any manner with the ownership, management, operation or control of any vendors or suppliers of AutoZone (or its subsidiaries) with whom Participant had personal contact or supervised the efforts of those who had personal contact with such vendors or suppliers in the 12 months preceding Participant’s separation from AutoZone.  The parties agree that this provision shall not be deemed to amend, modify, supersede or otherwise alter the terms of the Non-Competition, Non-Solicitation, Non-Disclosure & Assignment of Inventions Agreement that the Participant has signed as a condition of employment or continued employment.
(g)“Retirement” shall mean Participant’s Termination of Service at or after the date on which the Participant (i) has attained age 55, (ii) has completed at least 5 years of service with the Company, and (iii) the sum of the number of years of service and Participant’s age equals at least 65.
ARTICLE II.
GRANT OF OPTION
2.1Grant of Option.  In consideration of the Participant’s past and/or continued employment with or service to the Company or any of its Affiliates, the Participant’s compliance with the Restrictive Covenant , and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per Share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the

Participant is a Greater Than 10% Stockholder as of the Grant Date, the price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.
ARTICLE III.
PERIOD OF EXERCISABILITY
3.1Commencement of Exercisability.
(a)Subject to Articles 3.2, 3.3, 5.10 and 5.13 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)Except as may be otherwise set forth herein, as may be provided by the Administrator or as set forth in a written agreement between the Company and the Participant, any portion of this Option that is not exercisable at the date of the Participant’s Termination of Service shall terminate immediately and be of no further force or effect.
(c)Notwithstanding anything herein to the contrary, the Option shall become vested and exercisable in full upon the Participant’s Termination of Service by reason of the Participant’s death or Disability.
(d)Notwithstanding anything herein to the contrary, in the event of a Participant’s Qualified Retirement, the portion of the Participant’s Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall continue to vest and become exercisable according to its terms until the Expiration Date set forth in the Grant Notice, provided that Participant continues to satisfy the requirements for a Qualified Termination (as determined by the Administrator in its sole discretion).  For the avoidance of doubt, Participant acknowledges that the continued compliance with the Restrictive Covenant is a condition of continued vesting. If the Participant fails at any time to comply with the Restrictive Covenant, any portion of the Option which has not vested and become exercisable as of that time shall terminate immediately and be of no further force or effect.
(e)Solely for purposes of this Agreement, upon the occurrence of a Downgrading Event, the Participant shall be deemed to have experienced a Termination of Service.
3.2Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable pursuant to the terms of this Agreement and the Plan.
3.3Expiration of Option.  The Option will terminate and may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The Expiration Date set forth in the Grant Notice, including in the event of a Termination of Service due to Participant’s death, Disability, Retirement or Qualified Retirement;
(b)If this Option is designated as an Incentive Stock Option and the Participant is a Greater Than 10% Stockholder as of the Grant Date, the expiration of five (5) years from the Grant Date;
(c)Except for those Participants who enter into a Severance Agreement or experience a Termination of Service due to (i) Disability, (ii) death, (iii) Retirement, (iv) Qualified Retirement or (v) by the Company for Cause, the expiration of ninety (90) days from the date of the Participant’s Termination of Service;

(d)The commencement of business on the date of the Participant’s Termination of Service by the Company for Cause; or
(e)In the event of the Participant’s Termination of Service by the Company other than for Cause, the expiration of the “Severance Period” as defined in the Non-Compete and Severance Agreement entered into between the Participant and the Company, if any (“Severance Agreement”),provided, however, that no portion of the Option which has not vested and become exercisable as of the date of the Participant’s Termination of Service shall thereafter vest and become exercisable).

The Participant acknowledges that an Incentive Stock Option exercised more than three (3) months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.  Participant further acknowledges that Participant is responsible for keeping track of the exercise periods following Participant’s Termination of Service for any reason.  The Company will not provide further notice of such periods.

3.4Special Tax Consequences.  The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
ARTICLE IV.
EXERCISE OF OPTION
4.1Person Eligible to Exercise.  Except as provided in Articles 5.2(c) and 5.2(d) hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Article 3.3 hereof, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
4.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Article 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional shares.
4.3Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Article 3.3 hereof:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Article 4.4 hereof;

(c)Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and
(d)In the event the Option or portion thereof shall be exercised pursuant to Article 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:
(a)Cash;
(b)Check;
(c)With the consent of the Administrator, delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
(d)With the consent of the Administrator, surrender of other Shares which have been owned by the Participant for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;
(e)With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or
(f)With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.
4.5Conditions to Issuance of Stock Certificates.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Article 11.4 of the Plan.
4.6Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13.2 of the Plan.

4.7Acceleration of Vesting.  The vesting of the Award may be accelerated pursuant to the Plan, as provided therein.  In addition, the Company and Participant acknowledge that the vesting of the Option may be subject to acceleration in the event of a Termination of Service or certain other circumstances as set forth in a contractual agreement between the Company and the Participant.
4.8Tax Withholding.  The Participant shall, not later than the date as of which the exercise of the Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, local, and/or foreign taxes required by law to be withheld on account of such taxable event.  The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from Shares to be issued to the Participant a number of Shares with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.
ARTICLE V.
OTHER PROVISIONS
5.1Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan, this Agreement or the Option.
5.2Transferability of Option.  Except as otherwise set forth in the Plan:
(a)The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed;
(b)The Option shall not be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Article 5.2(a) hereof; and
(c)During the lifetime of the Participant, only the Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(d)Notwithstanding any other provision in this Agreement, the Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to the Option upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the

Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse or domestic partner.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
5.3Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such Shares and that Participant is not relying on the Company for any tax advice.
5.4Adjustments.  The Participant acknowledges that the Option and the Shares subject to the Option are subject to modification, adjustment and termination in certain events as provided in this Agreement and Article 13 of the Plan.
5.5Notices.  Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Participant is the Secretary of the Company, then to the Company’s non-executive Chairman of the Board or Lead Director).  Any notice to be given to the Participant shall be addressed to him at his home address on record with the Company.  By a notice given pursuant to this Article 5.5, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Participant shall, if Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Article 5.5.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.
5.6Participant’s Representations.  If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
5.7Captions.  Captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.8Governing Law; Venue.  The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Memphis, Tennessee, or the federal courts for the United States for the Western District of Tennessee.
5.9Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.10Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.
5.11Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in this Article 5, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
5.12Notification of Disposition.  If this Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to the Participant.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
5.13Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.14Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or any of its Affiliates and the Participant.
5.15Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.
5.16Section 409A.  The Option is subject to Article 13.10 of the Plan. The Participant agrees and acknowledges that the Company does not warrant the Option will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local, or foreign law, and that the Company shall not be liable for any tax, interest, or penalty that the Participant might owe as a result of the grant, holding vesting, or exercise of the Option.
5.17Severability.  The provisions of this Agreement and the Grant Notice are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

5.18Data Privacy Consent.  As a condition of the grant of the Option, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph and in the Plan. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Company or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Company and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European economic area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any Shares acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.
5.19Consent to Electronic Delivery of All Plan Documents and Disclosures. Participant and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan, the Grant Notice and the Agreement. Participant has reviewed the Plan, the Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and Agreement, and fully understands all provisions of the Plan, the Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Grant Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address.  By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Grant Notice, the Agreement, the Plan, account statements, Plan prospectuses required by applicable law, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to the Committee. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to the Committee.
5.20No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Option contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Option is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future grants of restricted stock units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted stock units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted stock unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.
5.21Subject to Clawback.  The Option and any Shares acquired upon exercise of the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option.